Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements Nos. 333-146815, 333-156994, 333-171122 and 333-183029, on Form S-8, and Registration Statement No. 333-227204 on Form S-3, of our report dated February 27, 2018, relating to the 2017 consolidated financial statements of Gran Tierra Energy Inc. and subsidiaries (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2019.

/s/ Deloitte LLP

Chartered Professional Accountants
Calgary, Canada
February 26, 2020